UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest event reported)
April 25, 2016

              REGAL BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  200 State Street, Beloit, Wisconsin 53511
(Address of principal executive offices, including zip code)

  (608) 364-8800
(Registrant’s telephone number, including area code)

              REGAL BELOIT CORPORATION
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

4829-2992-2607.4

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
On April 25, 2016, Regal Beloit Corporation (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”) for the purposes of (i) electing three directors for terms expiring at the 2017 Annual Meeting of Shareholders; (ii) holding a shareholder advisory vote on the compensation of the Company’s named executive officers; (iii) approving the Regal Beloit Corporation 2016 Incentive Compensation Plan; and (iv) ratifying the selection of Deloitte & Touche LLP as the independent auditors for the Company for the year ending December 31, 2016.
As of the March 2, 2016 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 44,669,195 shares of the Company’s common stock were outstanding and eligible to vote. A total of 41,218,223 shares were voted in person or by proxy at the Annual Meeting.
The following are the final votes on the matters presented for approval at the Annual Meeting:
Election of Directors:

Name	For	Against	Abstain	Broker Non-Votes

Christopher L. Doerr	38,594,714	552,517	581,326	1,489,666
Mark J. Gliebe	37,799,048	1,899,823	29,686	1,489,666
Curtis W. Stoelting	39,682,773	24,922	20,862	1,489,666

Advisory vote on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes

35,718,620	3,912,864	97,073	1,489,666

Vote on approval of the Regal Beloit Corporation 2016 Incentive Compensation Plan:

For	Against	Abstain	Broker Non-Votes

38,474,094	1,212,707	41,756	1,489,666

Vote on ratification of the selection of Deloitte & Touche LLP as the independent auditors for 2016:

For	Against	Abstain

40,722,601	487,417	8,205

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL BELOIT CORPORATION

Date: April 27, 2016	By: /s/ Peter C. Underwood
Peter C. Underwood
Vice President, General Counsel and Secretary